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                                                                   EXHIBIT 10.40

                               HS RESOURCES, INC.

                                    FORM OF

                        KEY EMPLOYEE SEVERANCE AGREEMENT



         THIS KEY EMPLOYEE SEVERANCE AGREEMENT (the "Agreement") is entered into as of _____________, 1998, by and between _____________________
("Employee") and HS Resources, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         A.      Employee is a key employee of Company.

         B. As an inducement for the Employee to continue in the employ of the Company, the Employee and the Company wish to provide for a severance payment to the Employee in the event of termination of the Employee's employment with the Company following a change in control of the Company. The Employee and the Company expressly acknowledge that this consideration is adequate to support the contractual obligations provided for hereunder.

         THE PARTIES HERETO AGREE AS FOLLOWS:

1. TERM. This Agreement shall continue until terminated by mutual agreement of the parties.

2.       DEFINITIONS.

         a. TERMINATION FOR CAUSE. For purposes of this Agreement, "Cause" shall include, but not be limited to, the following:

                 i. Willful dishonesty towards the Company, fraud upon the Company or deliberate injury or intended injury to the Company;

                 ii.      Conviction of a felony; or

                 iii. Continued abuse of alcohol or drugs on the job or otherwise materially affecting job performance.

         b.      "GOOD REASON."  "Good Reason" shall mean:

                 i. The assignment to Employee of any duties inconsistent with, or a significant adverse change in, Employee's position, duties, responsibilities or status with the Company as they existed immediately prior to a Change in Control (as defined below); or removal of Employee from or failure to re-elect Employee to any of such positions, except in connection with the
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                          termination of employment for Cause or Disability, in
                          each case as defined herein; or

                 ii. A reduction by the Company in the Employee's base salary or target bonus in effect immediately prior to the Change in Control; or

                 iii. The Company's requiring Employee to relocate to a city other than the city of Employee's residence immediately prior to the Change in Control; or

                 iv. The failure by the Company to continue in effect any material benefit available to employees of the Company generally, or to key employees of the Company including, but not limited to any retirement, pension or incentive plan, life, accident, disability or health insurance plans, stock or cash bonus plans or savings and profit sharing plans, in which the Employee is participating at the time of a Change in Control of the Company (or plans providing Employee with substantially similar benefits); any action by the Company which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any of such plans or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of the Change in Control; or the failure by the Company to make available to the Employee the number of paid vacation days to which the Employee had been entitled in accordance with the Company's normal vacation policy.

         c. "CHANGE IN CONTROL." For purposes of this Agreement, "Change in Control" of the Company shall be deemed to have taken place if:

                 i. Any person or group (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 33_% or more of the combined voting power of the Company's then outstanding securities, excluding (A) any person who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below (B) Nicholas J. Sutton and/or P. Michael Highum




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                          and their affiliates; or (C) a trustee or fiduciary
                          holding securities under an employee benefit plan of the Company.

                 ii. the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                 iii. there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than the person or persons specified in clauses (A) through
                          (D) of subparagraph (i) above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 33_% or more of the combined voting power of the Company's then outstanding securities; or

                 iv. the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the




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                          Company's assets, other than a sale or disposition by
                          the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                 Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

         d.      "DISABILITY."   "Disability" shall mean a physical or mental
                 condition (other than that caused by or related to alcohol or drug abuse), verified by a physician designated by the Company, which prevents the Employee from carrying out one or more of the material aspects of Employee's assigned duties for at least ninety (90) consecutive days.

3.       PAYMENTS UPON CHANGE IN CONTROL.

         a. TERMINATION FOLLOWING CHANGE IN CONTROL. In the event of termination of the Employee's employment within two years after the effective date of a Change in Control of the Company, either by the Employee for Good Reason or by the Company other than for Disability, retirement at age 65, or Cause, the Company shall pay the Employee as follows:

                 i. The Employee's base salary through the date of termination at the rate then in effect at the time the notice of termination is given; and

                 ii. The prorated portion of the bonus the Employee would have received for that year had his employment not terminated; and

                 iii. A lump sum severance payment equal to the product of [1.0] [2.0] [2.99] times the Employee's average annual base salary in effect during the three (3) year period immediately preceding the date of termination ; and



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                 iv.      A lump sum bonus payment equal to the product of
                          [1.0] [2.0] [2.99] times the Employee's highest annual bonus amount (other than any bonus or payment designated as a special commendation bonus or the like) from the three years immediately preceding the date of termination, if any, previously paid to the Employee. In the event the date of termination occurs in the course of a bonus period, the fractional time period shall not be considered in determining the additional payments to be made under this paragraph.

                 v. Unless the parties shall otherwise agree, all amounts payable under this paragraph 3. shall be paid within ten (10) calendar days after termination. Any amounts not timely paid shall bear interest at a rate of eighteen percent (18%) per annum compounded daily.

                 vi. In addition, notwithstanding anything to the contrary contained herein or in any agreement with respect hereto, the Company shall, if requested by the Employee, pay for one year of health insurance premiums (and, if applicable, administrative fees) under COBRA.

4. LIMITATION. In order to avoid adverse tax consequences to the Company and the Employee from application of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), if payment of the amounts prescribed in paragraph 3., when aggregated with all other payments required to be made to the Employee by the Company (under any agreement or arrangement between the Company and Employee) as a consequence of a Change in Control, would result in an "excess parachute payment" as such term is defined in Section 280G of the Code, then the amount which otherwise would be paid to Employee under paragraph 3. hereof shall be limited to the maximum whole dollar amount which can be paid to the Employee without resulting in any "excess parachute payment." In the event of a disagreement between the Company and Employee as to whether a particular payment or payments under this or any other agreement between the parties would result in "excess parachute payments," the Company shall pay the Employee the undisputed amount in accordance with paragraph 3.a.vi., and the Employee may request that the Company promptly obtain a ruling from the Internal Revenue Service and, if so requested, the Company shall submit a properly prepared




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         ruling request, approved as to form and content by the Employee, within sixty days after the date of the Employee's request. The Employee may independently request a ruling on the same matter, and, in the event a ruling requested by either the Company or the Employee concludes that the disputed payment or payments is not an "excess parachute payment," appropriate additional payments shall be promptly made under paragraph 3. hereof. In the event the Internal Revenue Service, at such time, maintains a no ruling policy on such requests, in the event the Internal Revenue Service refuses to rule on the specific issue presented, or in the event the Company fails to obtain a ruling within one year of the date the ruling is requested, the Employee may submit to the Company an opinion of independent tax counsel stating that a reasonable basis exists for the position that an additional payment will not result in an "excess parachute payment," and the Company will, within thirty (30) days following receipt of such opinion, make the requested additional payment to the Employee, provided that the terms of such payment shall include an agreement by the Employee that, in the event such payment is finally determined to constitute an "excess parachute payment," the Employee will refund the portion of the payment which constitutes an "excess parachute payment" together with the amount of interest thereon necessary to reduce the present value of such payment (measured from the date of payment) to zero.

5. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs.

6.       MISCELLANEOUS.

         a. COMPLETE AGREEMENT. This supersedes all other agreements between the parties to the extent and only to the extent of provisions in any other agreement that are less favorable to the Employee than the provisions contained in this Agreement.

         b. MODIFICATION, AMENDMENT, WAIVER. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.




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         c.      GOVERNING LAW; JURISDICTION.  This Agreement shall be
                 construed in accordance with the laws of the state where Employee resides at the time of termination. For the purposes of any legal action, the Employee hereby submits to the jurisdiction of and proper venue in (i) the state court of general jurisdiction located in the county where the Company maintains its primary office in the state in which the Employee resides at the time of termination; or (ii) the United States District Court in the District where the Company maintains its primary office in the state in which the Employee resides at the time of termination. The Employee agrees that service upon the Employee in any such action may be made by first class mail, certified or registered, to the Employee's address as last appearing on the records of the Company.

         d. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         e. ATTORNEYS' FEES. In the event of litigation to interpret or enforce this Agreement, the prevailing party shall be entitled to reimbursement of its reasonable attorneys' fees and costs of suit in addition to such other relief as may be granted.

         f. NOTICES. All notices and other communications under this Agreement (including notice of a change of address for purposes of this Agreement) shall be in writing and shall be given in person or by telegraph, telefax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given when delivered personally or three days after mailing or one day after transmission of a telegram or telefax (receipt confirmed), as the case may be, to the respective persons named below:

                          If to the Company:

                          HS Resources, Inc.
                          One Maritime Plaza, 15th Floor
                          San Francisco, CA 94111
                          Attention:  Chief Executive Officer




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                          with a copy to:

                          HS Resources, Inc.
                          1999 Broadway, Suite 3600
                          Denver, CO  80202
                          Attention:  General Counsel

                          If to the Employee:

                          -------------------------

                          -------------------------

                          -------------------------

         g. ACKNOWLEDGMENT. The Employee acknowledges that he is voluntarily executing this Agreement after having had full opportunity to consult with legal counsel and without being pressured or influenced by any statement or representation of any person acting on behalf of the Company including the officers, agents and attorneys for the Company.

7. NO TERMINATION BY MERGER, TRANSFER OF ASSETS OR DISSOLUTION. This Agreement shall not be terminated by any voluntary or involuntary dissolution of the Company or the transfer of all or substantially all the assets of the Company or the merger of the Company with or into another entity.

8.       GENERAL RELEASES.

         a. Upon payment of the severance amount, and in further consideration for it, the Employee shall voluntarily and knowingly release and discharge the Company and its successors, subrogees, assigns, insurers, principals, agents, partners, heirs, employees, shareholders, officers, directors, subsidiaries, affiliates and associates from any past, present or future claims, actions, causes of action, wages, reimbursements, liabilities, demands, rights, damages, costs, attorneys' fees, expenses and controversies of every kind and description which arise from or are based on acts, omissions, events or circumstances which occurred before the Change in Control.

         b. The release shall include, by way of example and not limitation, a complete and final release and discharge of all claims and rights which arise from and are based





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                 on acts, omissions, events or circumstances which occurred before the Change in Control, including those which arise out of, relate to, or are based on (i) Employee's employment with the Company, (ii) the negotiations leading up to the execution of this Agreement, (iii) Title VII of the Civil Rights Act of 1964, all federal Civil Rights Acts, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the American with Disabilities Act, the Employee's Income Retirement Security Act of 1974, and all other state and federal statutes, (iv) any statements, acts or omissions by any agent or representative of the Employee whether in his or her representative or individual capacity or (v) wages claimed pursuant to C.R.S. Section 8-4-104; Okla. Stat. Tit. 40 Sections 165.3 and 165.9; Cal. Labor Code Sections 201-203; and Tex. Labor Code Ann. Section 61.014.

         c. The release shall include claims of every nature and kind, known or unknown, suspected or unsuspected. The Employee acknowledges that he may later discover facts different from, or in addition to, those which he now knows to be, learns or believes to be true with respect to his employment, and he agrees that this Agreement provides for all of the releases contained herein which shall be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

         IN WITNESS WHEREOF, the parties have executed this Severance Agreement as of the day and year first above written.

                                  COMPANY:

                                  HS RESOURCES, INC., a Delaware corporation



                                  By:
                                      -----------------------------------------
                                           Nicholas J. Sutton
                                           Chief Executive Officer and Chairman



                                  EMPLOYEE:



                                  ---------------------------------------------




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